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                      KA'U ORCHARDS YEAR 2000 FARMING LEASE

                  THIS LEASE is made as of the 1st day of May 2000, and effective May 1, 2000, by and between:

                  KA'U AGRIBUSINESS CO., INC., a Hawaii corporation, with place of business at 96-3207 Maile Street, Pahala, Hawaii 96777, and post office address at P.O. Box 130, Pahala, Hawaii 96777, hereinafter called the "Landlord, and

                  ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, with place of business at 828 Fort Street, Suite 205, Honolulu, Hawaii, 96813, hereinafter called the "Tenant".

                                   WITNESSETH

                  For the term, at the rents, and on the covenants, conditions and provisions hereinafter set forth, Landlord hereby demises and leases, and Tenant hereby accepts and rents, those certain parcels of land (or undivided interests therein) situate at Ka'u in the County and State of Hawaii, as more particularly described in Exhibit A attached hereto and made a part hereof, subject, however, to the encumbrances described in said Exhibit A.

                  TO HAVE AND TO HOLD the same, together with all improvements (excepting the Garage, Administration Building and Macadamia Nut Husking Plant and all macadamia trees which are already owned by Tenant), rights, easements, privileges and appurtenances thereunto belonging or appertaining, including rights of access to the demised premises over Landlord's land, unto Tenant for a term of forty-five years and two months commencing May 1, 2000, and ending June 30, 2045, unless sooner terminated as provided below.

                  Tenant hereby covenants and agrees to pay to Landlord, net over and above all taxes, assessments and other charges hereunder payable by Tenant, rent as set out in the Rent Schedule attached hereto and made a part hereof.

                  AND LANDLORD hereby covenants with Tenant that upon payment by Tenant of the rent as aforesaid and upon observance and performance of the covenants by Tenant hereinafter contained, Tenant shall peaceably hold and enjoy said premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully claiming by, through or under Landlord, except as herein expressly provided.

                  AND TENANT hereby covenants with Landlord as follows:

                  1. PAYMENT OF RENT. Tenant will pay said rent in lawful money of the United States of America at the times and in the manner aforesaid, without any deduction and without notice or demand, at the office of Landlord in Pahala.


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                  2. TAXES AND OTHER CHARGES. Tenant will also pay to Landlord at least ten (10) days before the same become delinquent all taxes, assessments, rates, charges and other outgoings of every description (but not including interest and penalties if Landlord makes late payment after receiving timely remittance from Tenant) to which said premises or any part thereof or any improvement thereon, or Landlord or Tenant in respect thereof, are now or may during said term be assessed or become liable, whether made by governmental authority, by any utility company or by any public or community service company; provided, however, that with respect to any assessment made under any betterment or improvement law which may be payable in installments, Tenant shall be required to pay only such installments together with interest as shall become due and payable during said term, and real property taxes shall be prorated between Landlord and Tenant as of the dates of commencement and expiration respectively of said term, and provided that Tenant's share of the real property taxes for the land shall be proportionate to any undivided interests in the land demised by this Lease and that Tenant shall be responsible for all real property taxes attributable to trees and other improvements used or owned by Tenant on the premises.

                  Tenant will also pay to Landlord with each installment of rent, real property taxes and assessments and other charges hereunder payable by Tenant the amount of all Hawaii general excise or similar taxes payable by Landlord with respect thereto, whether actually or constructively received. If at any time during said term there shall be assessed against the demised land or any part thereof or any improvement thereon or any rents payable to Landlord therefor or against Landlord in respect thereof, any new taxes (other than federal or state net income, franchise, corporation, capital stock or excess profits taxes or any other taxes existing at the commencement of said term) which are in substitution for real property taxes or are in lieu of increases thereof, Tenant will also pay to Landlord as additional rent, at least ten (10) days before the same become delinquent, Tenant's proportionate share of all such new taxes. Tenant will pay all Hawaii conveyance taxes, if any, payable with respect to this Lease and any subleases hereunder.

                  3. IMPROVEMENTS REQUIRED BY LAW. Tenant will at Tenant's own expense during the whole of said term make, build, maintain and repair all fences, sewers, drains and roads which may be required by law to be made, built, maintained and repaired upon or adjoining or in connection with or for the use of the premises used or occupied by Tenant or any part thereof and will bear the pro rata cost of all such features or facilities used by both Tenant and Landlord, corresponding to the proportionate usage of the same by Tenant or persons acting under Tenant.

                  4. REPAIR. Tenant will at Tenant's own expense from time to time and at all times during said term repair, maintain and keep all of Tenant's buildings and other improvements now or hereafter built on the demised land with all necessary


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reparations and amendments whatsoever in good and safe repair, order and condition, except for reasonable wear and use thereof and damage by unavoidable casualty other than fire and extended coverage risks. If Tenant or any person claiming by, through or under Tenant shall damage any private roadway giving access to said premises, Tenant shall immediately upon written notice by Landlord repair such roadway to the condition that existed prior to such damage, and if Tenant shall fail to do so Landlord may accomplish such repair at Tenant's expense. Tenant will also, at all times during said term at Tenant's own expense, maintain in good order and condition all boundary monuments (if any) now or hereafter constructed on the demised land. Landlord represents that no major repairs that would be required pursuant to the terms of this paragraph are necessary as of the date of this Lease.

                  5. OBSERVANCE OF LAWS. Tenant will at all times during said term keep said premises in a safe condition and observe and perform all laws, ordinances, rules and regulations now or hereafter made by any governmental authority for the time being applicable to said premises or any improvement thereon or use thereof.

                  6. INSPECTION. Tenant will permit Landlord and Landlord's agents at all reasonable times during said term to enter said premises and examine the state of repair and condition thereof, and will repair and make good all defects required by the terms of this Lease to be repaired by Tenant of which notice shall be given by Landlord or Landlord's agents within thirty (30) days after the giving of such notice or such further time as may be required to complete such repair with due diligence.

                  7. USE. Tenant will use said premises solely for the cultivation and harvesting of macadamia nuts and for accessory buildings and other improvements useful for or incidental to said purpose. Tenant will not make or suffer any strip or waste or unlawful, improper or offensive use of said premises or any part thereof.

                  8. GOOD HUSBANDRY. Tenant will in the use of the portions of said premises used or occupied by Tenant follow approved methods of husbandry practiced on lands similarly situated or subject to similar conditions. Tenant will keep said premises in a good cultivated condition reasonably free from weeds and other noxious growth. Tenant will seek the guidance of appropriate governmental agencies on the matter of erosion control and will by proper construction and use of drainage ditches and otherwise, take all reasonable precautions to prevent or arrest loss of soil by erosion. Any buffer strip required by Tenant for the protection of Tenant's agricultural crops on said premises shall be provided by Tenant at Tenant's own expense within the land hereby demised, and Tenant will not demand any contribution whatsoever for the cost of providing or maintaining any such strip from Landlord or Landlord's tenants of any land adjoining areas used by Tenant. Tenant understands and agrees that neither Landlord nor Landlord's tenants shall be required to perform any crop or weed control on any land adjoining said premises.


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                  9. REPORTS. Tenant will furnish to Landlord on or before the expiration of sixty (60) days after the end of each calendar year during said term a complete written statement stating in reasonable detail (a) the quantity of macadamia nuts produced on or derived from the demised land which were sold during such year, (b) a list of every sublease, tenancy and cropping agreement effective at any time during such year with respect to any part of said premises specifying the area, location and term thereof and the rent reserved thereunder,
(c) the extent of construction and maintenance of buildings and other improvements on and general character and condition of the demised land, and (d) the number of acres of the demised land cleared and planted with macadamia nut trees and the location thereof.

                  10. FIRE INSURANCE. Tenant will at Tenant's own expense at all times during said term keep all buildings now or hereafter erected on the demised land used by Tenant exceeding $1,000 in actual value insured against loss or damage by fire with extended coverage in an insurance company authorized to do business in Hawaii in a sum not less than 80% of the value thereof, in the joint names of Landlord, Tenant and any mortgagee as their interests may appear, and will pay all premiums thereon when due, and will, whenever requested by Landlord, deposit promptly with Landlord the current policies of such insurance or certificates thereof. In every case of loss or damage to said buildings all proceeds of such insurance shall be used with all reasonable speed by Tenant for rebuilding, repairing or otherwise reinstating the same buildings in a good and substantial manner according to the plan and elevation of the buildings so destroyed or damaged or such modified plan as shall first be approved in writing by Landlord; provided, however, that in lieu of such restoration Tenant may at Tenant's option remove all debris and remains of such damaged buildings and restore the site thereof to good condition and even grade, and all insurance proceeds then remaining after the costs of restoration and debris removal shall be payable to Tenant and any mortgagee as their interests may appear, except that such remaining proceeds shall be payable to Landlord if there shall be fewer than three (3) years remaining on the term of this Lease (not including any extension options).

                  11. LIENS AND BONDS. Tenant will not commit or suffer any act or neglect whereby said premises or any improvement thereon or the estate of Tenant therein shall at any time during said term become subject to any attachment, judgment, lien, charge or encumbrance whatsoever, and will indemnify and hold Landlord harmless from and against all loss, cost and expense, including reasonable attorneys' fees, with respect thereto. Tenant will, before commencing construction of any improvements on said premises, deposit with Landlord a fully-executed copy of the contract therefor and a copy of the contractor's performance bond and labor and material payment bond naming Landlord as an obligee, in an amount equal to the cost of such construction in form and with surety satisfactory to Landlord, guaranteeing the completion of such work free and clear of all mechanics' and materialmen's lien.


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                  12. INDEMNITY AND LIABILITY INSURANCE. Except as to injury, death or property, damage resulting solely from the negligence of Landlord, Tenant will indemnify and hold Landlord harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy of said premises, or any road giving access to the premises, by Tenant or any person claiming by, through or under Tenant, or any accident or fire on said premises, or any nuisance made or suffered thereon, or any failure by Tenant to keep said premises or, any adjoining land as set forth in paragraph 14 hereof in a safe condition, or to perform any of the covenants herein contained, and will reimburse Landlord for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with the defense of any such claims, and will hold all goods, materials, furniture, fixtures, equipment, machinery, livestock and other property whatsoever on said premises at the sole risk of Tenant and hold Landlord harmless from any loss or damage thereto by any cause whatsoever. Tenant will at Tenant's own expense effect and maintain during the whole of said term comprehensive general liability insurance with respect to said premises in an insurance company authorized to do business in Hawaii, naming Landlord as an additional assured, with minimum limits of not less than $1,000,000 for injury to one or more persons in any one accident or occurrence and not less than $100,000 for property damage, or such higher limits as Landlord may from time to time establish with due regard to the then prudent business practice in the State of Hawaii as reasonably adequate for Landlord's protection, and will from time to time deposit promptly with Landlord current certificates of such insurance. Except as to injury, death or property damage resulting solely from the negligence of Tenant, Landlord will indemnify and hold Tenant harmless from and against all claims and demands for loss or damage, including property damage, personal injury and wrongful death, arising out of or in connection with the use or occupancy by Landlord or any person claiming by, through or under Landlord, of the land represented by the undivided interest not demised by this Lease, or out of or in connection with any accident or fire on said land of Landlord not used or occupied by Tenant or persons claiming under Tenant, or any nuisance made or suffered thereon (unless caused by Tenant), and will reimburse Tenant for all costs and expenses, including reasonable attorneys' fees, incurred by Tenant in connection with the defense of any such claims for which Tenant and those claiming under Tenant shall be found to be without fault.

                  13. OVERHANGING TREES. Tenant will not during said term plant, cultivate or maintain on the demised land any trees whatsoever so close to any boundary thereof as to overhang an adjoining lot, road or trail, and if necessary to comply with this covenant will remove any trees or branches thereof which at any time shall overhang an adjoining lot, road or trail.


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                  14. LAND ADJOINING ROAD. Tenant will at all times during said term maintain and keep any adjoining land lying between the established road and any parts of said premises used or occupied by Tenant or persons claiming under Tenant along such road in a safe, neat and orderly condition free from all brush, weeds and debris of every kind, and will also maintain and keep any ditch now or hereafter existing within such adjoining land free from all boulders and other obstructions whatsoever to flood waters.

                  15. ASSIGNMENT AND SUBLETTING Landlord and Tenant shall each have the right to assign this Lease with the prior written consent of the other, which consent shall not be unreasonably withheld. In the event of assignment of this Lease by Tenant, Landlord shall have the right to condition its consent on satisfactory proof of the financial strength of Tenant's assignee. Tenant may sublet any part or parts of said land used or occupied by Tenant to others on the express condition that such sublease shall incorporate all terms and provisions herein contained pertaining to such land and that such sublease shall be properly accounted for in detail in each annual report by Tenant herein required to be furnished to Landlord. Landlord shall not unreasonably withhold any such consent nor require the payment of any moneys or other consideration for the giving of such consent other than a reasonable fee as hereinafter provided in paragraph 16.

                  16. EXPENSES OF LANDLORD. Tenant will pay to Landlord on demand (a) all costs and expenses, including reasonable attorneys' fees, paid or incurred by Landlord in enforcing any of the covenants herein contained, in remedying any breach by Tenant of said covenants, in recovering possession of said premises or any part thereof, in collecting or causing to be paid any delinquent rent, taxes or other charges hereunder payable by Tenant, or in connection with any litigation (other than condemnation proceedings) commenced by or against Tenant to which Landlord shall without fault be made a party, and
(b) a reasonable fee for reviewing and processing any request by Tenant for Landlord's consent or approval, which fee shall be a flat-rate service charge as established by the policy of Landlord then in effect or a sum equal to all costs and expenses paid or incurred by Landlord, including without limitation reasonable fees of attorneys and other consultants retained by Landlord and the costs of Landlord's regular salaried staff in connection therewith, whichever is greater.

                  17. CONDITION OF PREMISES. Tenant has examined and accepts said premises in the existing condition thereof and shall be solely responsible for the adequate design, construction and repair of all improvements now or hereafter made on or in connection with the areas occupied or used by Tenant or persons claiming under Tenant in respect of any undivided land interests demised by this Lease, and for obtaining all necessary utility services and connections, and Tenant agrees that Landlord shall have no liability whatsoever for such condition or any further


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improvement or development thereof or any repair of any private roads serving said areas.

                  18. CONSTRUCTION OF BUILDINGS. Tenant will not at any time erect, place or maintain on said land any buildings or structures other than fences, walls and water facilities, nor make or suffer any additions to or alterations of the basic structure of any buildings thereon, except in accordance with plans, specifications and plot plans therefor first approved in writing by Landlord. Landlord shall not unreasonably withhold any such approval.

                  19. DEDICATION OF LAND. Tenant may, at Tenant's option at any time during said term, petition the Director of Finance of the County of Hawaii for dedication for agricultural uses of all or such portion of the land hereby demised and actually used or occupied by Tenant and as shall qualify therefor under the provisions of Section 19-55 of the Hawaii County Code, as amended. If all or a portion of said land is now or hereafter to be developed as an orchard, Tenant may also, at Tenant's option at any time during said term, apply to the Board of Agriculture of the Department of Agriculture, State of Hawaii, for classification of such land as orchard property under the provisions of Section 154-2, Hawaii Revised Statutes, as amended. If at any time after such dedication or classification Tenant shall fail to observe the restrictions on the use of such land or shall cancel or cause such dedication or classification to be cancelled for any reason whatsoever, Tenant will promptly pay or cause to be paid to Landlord all taxes, penalties and other charges imposed by the County of Hawaii or the State of Hawaii on account of such cancellation, together with the amount of all Hawaii general excise or similar taxes payable thereon by Landlord, whether actually or constructively received.

                  20. SURRENDER. At the end of said term or other sooner determination of this Lease, Tenant will peaceably deliver up to Landlord possession of the land hereby demised, together with all improvements, including, but not limited to fences, roads, bridges, underground sewers, drains, buildings including administration building, field office and the macadamia nut husking plant, and all macadamia nut trees and other trees upon or belonging to the same, the buildings in "as is" condition and the remaining improvements in good order and condition, unless Landlord shall advise Tenant in writing of Landlord's decision to require removal, in which latter case Tenant shall remove the same and promptly repair to Landlord's satisfaction all damage caused by such removal. If not then in default hereunder, Tenant shall have the right, upon written notice to Landlord, to remove from said premises prior to the end of said term all or any number of the orchard trees thereon, promtly repairing to Landlords's satisfaction all damage caused by such removal;provided, however, if a growing orchard or other crop shall be in existence on the last day of said term, Tenant shall have the right upon written notice to Landlord to extend said term only for the continued cultivation and harvest at maturity of such growing crop and removal of


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such trees as hereinbefore provided, but in no event for more than six (6)
months after the last harvest preceding expiration of said term, at the same rent as was payable for the last full calendar year of said term, and Tenant's right of removal of such trees shall continue during such period of extension..

                  21. INTEREST ON PAST DUE AMOUNTS. Any rent or other sums payable Tenant to Landlord under this Lease which are not paid when due shall bear interest from the date the same became due until paid at the greater of the maximum rate then permitted to be contracted for by written contract under the laws of the State of Hawaii, or in the absence of such maximum rate, at the rate of one percent (1%) per month.

                  22. LANDLORD'S AGRICULTURAL OPERATING RIGHTS. Landlord reserves and shall have the unrestricted right, appurtenant to its remaining undivided interests in the demised premises and appurtenant to lands located adjacent to or in the vicinity of the demised premises and now owned or used or hereafter used by Landlord and its successors or assigns or lessees in agricultural operations, to engage in any type of farming operation, including but not limited to open burning, percolating, evaporating, fertilizing, milling, power generation, water diversion, plowing, grading, storing, hauling, herbicide and pesticide spraying, irrigating, crop dusting, and all other activities incidental to the planting, farming, harvesting and processing of agricultural products and by-products, which operations may from time to time cause noxious emissions such as noise, smoke, dust, light, heat, vapor, odor, chemicals, vibration and other nuisances to be discharged or emitted over and upon the demised premises. Landlord and its successors and assigns shall not be responsible or liable to Tenant or its successors or assigns for the consequences from the creation and discharge of such noxious emissions. Tenant and its assigns from time to time shall indemnify and hold Landlord and its successors and assigns harmless from any liability or expense resulting from the Tenant's or such assigns' claims, as the case may be, arising from such noxious emissions.

                  23. LANDLORD'S EASEMENT RIGHTS. Landlord reserves, and shall have appurtenant to its remaining undivided interest in the demised premises, if any, and appurtenant to lands located adjacent to or in the vicinity of the demised premises, the non-exclusive right to use all of the demised premises which the Landlord, in its sole discretion, may require or deem necessary or desirable for roads, trails, easements or rights-of-way which Landlord, in its sole discretion may require or deem necessary or desirable for access, utilities, pole and wire lines, flumes, ditches, pipelines and other water courses, and the right to grant such rights to third parties; together with the right to enter the demised premises for the construction, installation, maintenance, repair, alteration or replacement of any such improvements. The Landlord shall exercise its rights under this paragraph in such a manner to cause the least practicable interference with the growing of macadamia nuts on the demised land and shall compensate the Tenant fully for the lost value all macadamia nut trees damaged or destroyed by the


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Landlord's exercise of such rights; provided however, that Landlord shall not be liable for any consequential or other damages.

                  AND IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:

                  A. CONDEMNATION. In case at any time or times during said term said premises or any part thereof shall be required, taken or condemned by any authority having the power of eminent domain, then and in every such case the estate and interest of Tenant in the premises so required, taken or condemned shall at once cease and determine, and Tenant shall not by reason thereof be entitled to any claim against Landlord or others for compensation, or indemnity for leasehold interest, and all compensation and damages payable for or on account of any land, water and improvements thereon shall be payable to and be the sole property of Landlord; provided, however, that all compensation and damages for or on account of any buildings, sheds, drying platforms, water tanks, surface pipelines and any trees and crops on the demised land shall be payable to and be the sole property of Tenant; provided, further, that in case only part of the land hereby demised shall be so required, taken or condemned, the base rent hereunder payable for the remainder of said term shall be reduced (calculated to the nearest dollar) in the proportion that the area of land in macadamia nut cultivation so required, taken or condemned bears to the total area of land in macadamia nut cultivation hereby demised, and Landlord shall refund to Tenant any unearned rent therefor paid in advance prior to such date. In case one-half or more of the total area of the land in macadamia nut cultivation hereby demised shall be so required, taken or condemned, thereby rendering use of the remaining portion of the land in macadamia nut cultivation to be economically unsound, Tenant shall have the option within one hundred twenty (120) days after such taking to surrender this Lease and be relieved of further performance hereunder. Condemnation of any leasehold interest in said premises or any part thereof shall not terminate this Lease nor excuse Tenant from full performance of Tenant's covenants for the payment of money or any other obligations hereunder capable of performance by Tenant, but in such case Tenant may claim and recover from the condemning authority all compensation and damages payable on account of Tenant's leasehold interest.

                  B. CONSENT TO MORTGAGE. Tenant may from time to time without further consent of Landlord assign this Lease by way of mortgage to any bank, insurance company or other established lending institution as mortgagee, provided that Tenant shall upon execution of such mortgage promptly deliver a true copy thereof to Landlord. The mortgagee or its assigns may enforce such mortgage and acquire title to the leasehold estate in any lawful way, and pending foreclosure of such mortgage may take possession of and rent said premises, and upon foreclosure thereof may without further consent of Landlord sell and assign the leasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all the covenants


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of Tenant herein contained, and such assignee may make a purchase money mortgage of this Lease to the assignor, provided that upon execution of any such assignment or mortgage a true copy thereof shall be delivered promptly to Landlord and that no other or further assignment of this Lease for which any provision hereof requires the written consent of Landlord shall be made without such consent. The mortgagee or its assigns of such mortgage shall be liable to perform the obligations herein imposed on Tenant only during the period such person has possession or ownership of the leasehold estate. Nothing contained in such mortgage shall release or be deemed to relieve Tenant from the full and faithful observance and performance of Tenant's covenants herein contained or from any liability for the nonobservance or nonperformance thereof, nor be deemed to constitute a waiver of any rights of Landlord hereunder, and the terms, covenants and conditions of this Lease shall control in case of any conflict with the provisions of such mortgage.

                  C. PROTECTION OF MORTGAGE. During the continuance in effect of any authorized mortgage of this Lease, Landlord will not terminate this Lease because of any default on the part of Tenant to observe or perform any of the covenants or conditions herein contained if the mortgagee or its assigns, within one hundred twenty (120) days after Landlord has mailed to the mortgagee or its assigns at the last known address thereof a written notice of intention to terminate this Lease for such cause, shall cure such default, if the same can be cured by the payment of money or, if such is not the case, shall undertake in writing to perform and shall thereafter perform all the covenants of this Lease capable of performance by the mortgagee or its assigns until such time as this Lease shall be sold upon foreclosure, of such mortgage commenced promptly and completed with due diligence, and upon foreclosure sale of this Lease, the time for performance of any obligation of Tenant then in default other than payment of money shall be extended by the time reasonably necessary to complete such performance with due diligence. Any default consisting of Tenant's failure promptly to discharge any lien, charge or encumbrance against said premises junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within said 120-day period and thereafter prosecuted in a diligent and timely manner. Ownership by or for the same person of both the fee and leasehold estates in said premises shall not effect the merger thereof without the prior written consent of any mortgagee to such merger.

                  D. DESTRUCTION OF LAND. In case at any time or times during said term any part or parts of, the demised land in macadamia nut cultivation shall be rendered unfit for the cultivation of macadamia nuts by volcanic action or other act of God, the base rent hereunder payable for the remainder of said term shall be reduced in the ratio that the area of the land in macadamia nut cultivation so affected bears to the total area of land in macadamia nut cultivation hereby demised, and if a major portion of the land in macadamia nut cultivation hereby demised shall be rendered unfit for said use by such act of God thereby rendering the continuance of operations on the remainder of


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the land to be economically unsound, Tenant may at Tenant's option surrender this Lease by giving written notice thereof to Landlord within thirty (30) days after such casualty and thereby be relieved of any further obligations hereunder.

                  E. DEFEASANCE. This demise is upon the express condition, that if Tenant shall fail to pay said rent or any part thereof within thirty (30) days after the same becomes due, whether the same shall or shall not have been legally demanded, or shall fail to observe or perform any of the other covenants herein contained and on the part of Tenant to be observed and performed and such default shall continue for thirty (30) days after written notice thereof given to Tenant at the address provided below, specifying said default in detail, or if Tenant then owning this Lease shall make any assignment for the benefit of creditors or abandon said premises, or if this Lease or any estate or interest of Tenant hereunder shall be sold under any attachment or execution, Landlord may in any such case at once re-enter said premises or any part thereof in the name of the whole and, upon or without such entry, at Landlord's option terminate this Lease without service of notice or legal process, and may expel and remove from said premises Tenant and all persons claiming under Tenant and their effects without being deemed guilty of any trespass or becoming liable for any loss or damage occasioned thereby, and may bring an action for summary possession of said premises, all without prejudice to any other remedy or right of action which Landlord may have for arrears of rent or for any preceding or other breach of contract. If this Lease or a memorandum thereof is recorded in the Hawaii Bureau of Conveyances, such termination may but need not necessarily be made effective by recording in such place an affidavit thereof by Landlord or a judgment thereof by a court of competent jurisdiction.

                  F. NONWAIVER. Acceptance of rent by Landlord or its agent shall not be deemed to be a waiver by Landlord of any breach by Tenant of any covenant herein contained or of Landlord's right to re-enter or terminate for breach of condition. Waiver by Landlord of any breach by Tenant shall not operate to extinguish the term, covenant or condition the breach of which has been waived nor be deemed to be a waiver of Landlord's right to declare a forfeiture or termination for any other breach thereof.

                  G. NOTICES. Any notice or demand to Landlord or Tenant provided for or permitted by this Lease may be given sufficiently for all purposes in writing either (1) mailed as registered or certified mail, addressed as follows:

                  If to Tenant, at          828 Fort Street Mall Suite 205
                                            Honolulu, Hawaii 96813

                  If to Landlord, at        P.O. Box 130
                                            Pahala, Hawaii 96777


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

                  With a copy to            Alan Kugle
                                            C. Brewer
                                            P.O. Box 1826
                                            Papaikou, Hawaii 96781-1826

or at the last address designated by such party in writing to the other, or (2) delivered personally within the State of Hawaii to Landlord or Tenant or any officer of Tenant if Tenant is a corporation or any general partner of Tenant if Tenant is a partnership, as the case may be, and shall be deemed conclusively to have been given on the date of such mailing or personal delivery.

                  H. NEGATION OF PARTNERSHIP. Nothing in this Lease shall be construed to render Landlord in any way or for any purpose a partner, joint venturer, or associate in any relationship with Tenant.

                  I. DEFINITIONS. The terms "Premises," "land" and "demised land" herein shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) all buildings and other improvements now or hereafter built on the land hereby demised. The term "Landlord" herein shall mean and include Landlord, its successors and assigns. The term "Tenant" herein or any pronoun used in place thereof shall mean and include the masculine or feminine, the singular or plural number, and jointly and severally individuals, firms and corporations, and their and each of their respective heirs, successors, personal representatives and permitted assigns, according to the context hereof. The headings of paragraphs herein are inserted only for convenience and reference and shall in no way define, expand or limit the scope or intent of any provision of this Lease.

                  J. STATE LAND: 9-6-2-55. The parties acknowledge that Landlord has specifically disclosed to Tenant that there is a twelve acre parcel owned by the State of Hawaii and licensed to Landlord under a thirty day revocable permit included in the demised premises. After this transaction closes Landlord will seek to have the permit transferred to Tenant. Landlord discloses that it has been farming the macadamia nut orchard on this twelve acre parcel since 1982 and further discloses that this twelve acre parcel was given a separate Tax Map Key number in 1997.

                  K. MAINTENANCE OF ROADS AND OTHER AREAS USED BY BOTH LANDLORD AND TENANT. Landlord and Tenant agree to work cooperatively and share the expense of maintenance for those roads and other areas used jointly by Landlord and Tenant for which each has rights of possession in the Ka'u District of the island of Hawaii. The expense of maintenance shall be shared based on the use by each party and the damage occasioned by that use.

                  L. SUBDIVISIONS. Landlord shall have the right from time to time to subdivide any part or all of the demised premises or to use part or all of the demised premises in a parcel consolidation and resubdivision so long as any such action does not unreasonably interfere with Tenant's use of the premises.

                  M. LAND DEMISED BUT NOT NEEDED BY TENANT. Any areas of land demised hereunder which are not needed by Tenant, including but not limited to approximately five acres of the macadamia nut husking plant parcel, and/or any office space in any of the buildings on the demised premises which is not needed by Tenant, which Landlord desires to use, will be licensed to Landlord under a long term license at no cost other than a pro rata share of real property taxes.

                  N. FIELD OFFICE 9-6-16-11. The field office parcel except for the offices of Landlord's Ka'u Land Manager and his assistant is included in this lease. Landlord's employees shall have the right to use the two offices, the conference room, bathroom, and their parking spaces for the term of this lease at no charge. Landlord shall pay Tenant a monthly fee for Landlord's use of Tenant's water, utilities, copy machines, fax machines, microwave, refrigerator and maintenance. This fee is presently set at $100 per month and will be reviewed annually.

                  O. GARAGE AND ADMIN OFFICES PARCEL: 9-6-5-36. The Clubhouse, presently licensed to Huliau O Ka'u, a self-help farming cooperative, the ILWU Hall, presently licensed to Bay Clinic for a health and exercise facility, the Cooler Room and the two bays adjacent to the cooler, which will be used by Landlord or Landlord's lessees, are specifically excluded from this lease; provided, however, that if either Landlord or Tenant deem it necessary Tenant will license to Landlord these areas under a separate license at no charge.

                  P. PERMIT TO OPERATE THE SISAL WELL. Tenant is hereby granted permission to enter on TMK parcel 9-6-3-22 for the purpose of operating the Sisal Well for the term of the Lease. Tenant agrees to pay all of the costs of operating the Sisal Well and to indemnify and hold harmless Landlord from any and all costs or damages associated with the Sisal Well during the term of this lease.

                  Q. ADDITIONAL ACCESS RIGHTS. In addition to the access rights demised under this Lease Landlord hereby grants to Tenant such additional access rights as reasonably necessary for Tenant to farm the macadamia nut trees owned by Tenant in Ka'u. The term "reasonably necessary" shall be determined by past practice of farming any specific macadamia nut orchard; provided, however, Landlord shall have no obligation hereunder if the grant of such access would unreasonably interfere with Landlord's use or plans for the property to be encumbered.


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

                  IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written

KA`U AGRIBUSINESS CO., INC.                 ML MACADAMIA ORCHARDS, L.P.
                                            a Delaware limited partnership

By   s/s Kent T. Lucien                     By  ML Resources, Inc.
    -------------------                           Its General Partner

         Its President


By   s/s J. Alan Kugle                      By  s/s Gregory A. Sprecher
    ------------------                         ------------------------

         Its Secretary                               Its Senior Vice President


                                            By  s/s Daryle S. Nekoba
                                                --------------------

                                                     Its Secretary

                               KA`U RENT SCHEDULE

                  Rents under the foregoing Lease shall be determined and payable as follows:

                  A. YEARS 1 THROUGH 10.

                           i. BASE RENT. For and during each of the first ten
(10) fiscal years (July 1 through June 30) of the term, Tenant shall pay to Landlord a base annual macadamia rent of TEN THOUSAND TWO HUNDRED NINE DOLLARS ($10,209.00, a rate of $72 per tree acre x 141.79 tree acres), and a base annual ancillary land rent for the land used for roads, water drainage, windbreak trees, storage, and offices (the difference between the TMK acres and the number of tree acres, 89.98) of EIGHT HUNDRED NINETY-NINE DOLLARS ($899.00, a rate of $10 per acre per year) both base rents payable in equal installments semiannually in advance on January 1 and July 1 of each year with the first payment to include additional payments of $1701.50 for base mac rent and $150 for base ancillary rent for the months of May and June 2000.

                           ii. ADDITIONAL RENT. For each of the first ten (10)
fiscal years of the term, Tenant shall pay to Landlord additional rent of ONE HUNDRED FORTY ONE DOLLARS AND SEVENTY NINE CENTS ($141.79) for every one cent (1CENTS) by which the average annual "Farm Price" for "Net" pounds of macadamia nuts in the State of Hawaii for that year, as reported by the Hawaii Agricultural Statistics Service, exceeds seventy two cents (72CENTS) per pound. An example of such a publication is attached hereto as Exhibit B and made a part hereof. Such additional rent shall be payable within thirty (30) days after the final report of such average annual price per pound, published as stated above, is available. If the Hawaii Agricultural Statistics Service shall discontinue issuing such reports, Landlord and Tenant shall mutually agree on what reports shall be substituted therefor.

                  B. YEARS 11 THROUGH 45.

                           i. BASE RENT. For and during each year of the three
(3) ten-year periods succeeding the tenth fiscal year of the term and for one five-year period following the last of said ten-year periods, Tenant shall pay to Landlord base annual macadamia rent and base ancillary land rent in a sum equal to the then fair market rental of the demised land for the operation of macadamia orchards (or for any higher and better use then being made of the land), and for ancillary land use, determined by mutual agreement of Landlord and Tenant based upon the factors that would be considered by the appraisers as described in paragraph D below, as of the commencement of the respective ten-year or five-year rental period, as the case may be, payable in equal installments semiannually in advance on January 1 and July 1 of each year.

                           ii. ADDITIONAL RENT. For and during each year of the
three (3) ten-year periods succeeding the tenth fiscal year of the term and for one five-year period following the last of said ten-year periods, Tenant shall pay to Landlord additional rent determined pursuant to the following formula:

                           Additional Rent - (Annual Average "Farm Price" for
"Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural Statistics Service, for the year under consideration) divided by (Annual Average "Farm Price" for "Net" pounds of Macadamia Nuts in the State of Hawaii, as reported by the Hawaii Agricultural Statistics Service, for the year immediately preceding the commencement of such ten-year or five-year period, as the case may be) x (Annual Base Rent for the year under consideration) - (Annual Base Rent for the year under consideration). Such additional rent shall be payable within thirty (30) days after the final report of such average annual price per pound, published as stated above, is available. If the Hawaii Agricultural Statistics Service shall discontinue issuing such reports, Landlord and Tenant shall mutually agree on what reports shall be substituted therefor.

                           For example, if (a) the Annual Base Rent for Year 11
is $15,000, and (b) the average annual "Farm Price" for Years 10 and 11 are $.90 and $.95, respectively, then the additional rent for year 11 would be ($.95) divided by ($.90) x ($15,000) - ($15,000), or $833.33.

                           iii. COMMON PROVISIONS. If Landlord and Tenant are
unable to agree upon such fair market rental or the means of determining additional rent, the same shall be determined by an arbitrator or arbitrators appointed as provided below, who shall ascertain the fair market rental or the manner of determining additional rent, or both, as of the commencement of the ten-year or five-year period for which rent is sought to be determined. Such annual base rent, whether determined by agreement or arbitration, shall in no event be less than the average annual total rent (base and additional rent) payable for the immediately preceding ten-year period.


                  C. ARBITRATION. If Landlord and Tenant shall not have agreed upon the fair market rental of the demised land or upon the means of determining additional rent, or both, at least ninety (90) days prior to the commencement of a ten-year or five-year period for which rent is to be determined, either party may give to the other written notice of a desire to have an arbitration to determine such fair market rental or such additional rent formula, or both, pursuant to chapter 658, Hawaii Revised Statutes, as the same may be amended or reenacted. If the parties agree upon a single arbitrator, such arbitrator shall determine such fair market rental or such additional rent formula, or both, and his decision shall be final, conclusive and binding upon both parties, subject to the minimum limitation stated above. If the parties fail to agree upon a single arbitrator or if either party prefers not to have an arbitration by a single arbitrator, there shall be an arbitration by three (3) appraisers, in which case either party shall name one of the appraisers by written notice to the other party, whereupon the other party shall, within ten (10) days after receipt of such notice, name a second appraiser, and in case of failure to do so, the party who has already named an appraiser may have the second appraiser selected or appointed by a judge of the First Circuit Court of the State of Hawaii; and the two appraisers so appointed, in either manner, shall select and appoint a third appraiser, and if the two appraisers so appointed shall fail to appoint the third appraiser within ten (10) days after the naming of the second appraiser, either party may have the third appraiser selected or appointed by such judge; and the three appraisers so appointed shall thereupon proceed to determine such fair market rental or such additional rent formula, or both, as herein provided, and the decision and award of any two of them shall be final, conclusive and binding upon both parties for the particular ten-year or five-year rental period then under consideration, subject to the minimum limitation stated above, unless such decision and award shall be vacated, modified or corrected, all as provided in chapter 658. The appraisers so selected shall be reputable persons experienced in valuing macadamia nut orchards and shall not be regularly employed by or have any material interest in either Landlord' or Tenant or in any affiliate of either (or in the outcome of the appraisal proceedings). Such appraisers shall have all of the powers and duties prescribed by chapter 658; and judgment may be entered upon any such decision and award as therein provided.

                  In all cases of arbitration, Landlord and Tenant shall each pay the expense of its own appointee and its own attorneys' and witnesses' fees; and all other expenses of arbitration shall be divided equally between Landlord and Tenant.

                  If and whenever the fixing of such fair market rental or such additional rent formula, or both, is under arbitration, Tenant, pending the determination thereof, shall continue to pay rent on the same terms in effect during the last preceding rental period and shall promptly pay the deficiency, if any, upon the conclusion of the arbitration proceedings plus interest at the rate of one percent (A) per month on the amount of such deficiency computed from the date or dates when the amount of such deficiency would have been payable but for the pendency of the arbitration.

                                    Exhibit A

The land included under this lease is set forth in this table:


----------------------- --------------------- -------------------- --------------------- --------------------
TMK                     TMK ACRES             TREE ACRES           FIELD NO              MISC INFO
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
9-6-2-44                15.121                0.42                 N425                  Husking Plant
                                                                                         parcel
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-2-55                12.0                  11.47                E410  E415             State parcel--30
                                                                                         day permit
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-3-9                 4.6                   2.0                  G110                  Formerly P80A,
                                                                                         then F80A
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-4-8                 7.8                   12.2                 N275                  Formerly F75A and
9-6-4-16                4.13                                                             F75B
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-4-15                3.0                   3.93                 N284                  Formerly 84  1 aka
                                                                                         P84A
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-5-16                11.722                7.45                 G430                  Formerly P79C
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-5-36                25.35                                                            Garage and office
                                                                                         parcel
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-12-1                44.360                24.09                K551                  Anderson
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-12-19               26.733                17.65                B725                  Nakazono
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-12-23               76.2                  62.58                K552                  Anderson
----------------------- --------------------- -------------------- --------------------- --------------------
9-6-16-11               0.75                                                             Field office
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
Total                   231.77                141.79
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------

The metes and bounds descriptions which are available are attached hereto.


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